Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222559) pertaining to the 2008 Share Incentive Plan of Concord Medical Services Holdings Limited of our reports dated April 29, 2026, with respect to the consolidated financial statements of Concord Medical Services Holdings Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

April 29, 2026